UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020 (May 22, 2020)

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Winter Street
Waltham, Massachusetts 02451
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)
(781) 522-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2020, Raytheon Technologies Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Employee Matters Agreement previously made by and among the Company, Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”), dated as of April 2, 2020 (the “Agreement”).  Pursuant to the Agreement, in connection with the completed separation on April 3, 2020 of United Technologies Corporation (“UTC”) into three independent, publicly-traded companies – the Company, Carrier and Otis (the “Separation”) – legacy UTC equity awards held by both Company employees and continuing Company non-employee directors that were unvested as of the date of the Separation and certain legacy UTC equity awards held by some former Company employees as of the date of the Separation (collectively, the “Concentrated Awards”) will be converted to continue to relate exclusively to Company common stock.  The Amendment provides that the post-Separation Company stock price used in the applicable conversion ratio for Concentrated Awards held by employees and former employees shall be the opening price on the date of the Separation, instead of the simple average of the volume-weighted average price during each of the fourth and fifth full trading sessions following the Separation (the price originally chosen in the Agreement).

The increase in the Company stock price in the week following the Separation caused material discontinuity between the pre-Separation UTC stock price and the post-Separation Company stock price originally chosen in the Agreement. The Company has the right under the Agreement to choose a different post-Separation Company stock price, solely with respect to Concentrated Awards, to address the impact of this discontinuity on these awards.  The Amendment was approved by a special committee of the Company’s Board of Directors, comprised solely of independent and disinterested directors and formed for the purpose of considering a potential amendment to the Agreement to address this issue.  The committee determined that the Amendment is in the best interests of the Company and its shareowners, is beneficial for employee retention and morale, preserves the Company’s ability to continue to treat employees and retirees fairly in the conversion process, and protects the Company’s reputation as a superior employer.  The agreement of Carrier and Otis would be required to choose a different post-Separation stock price with respect to any legacy UTC equity awards other than the Concentrated Awards.  The Company sought their agreement, but Carrier and Otis did not provide it.

The description set forth above is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Employee Matters Agreement, dated as of May 22, 2020
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON TECHNOLOGIES CORPORATION

Date: May 29, 2020	By:	/s/ Frank R. Jimenez
Name: Frank R. Jimenez
Title: Executive Vice President and General Counsel